CONTACT: MARC ROWLAND, CHIEF FINANCIAL OFFICER
                                                        (405)848-8000, EXT. 232

FOR IMMEDIATE RELEASE                           TOM PRICE, JR., VICE PRESIDENT-
SEPTEMBER 19, 1997                                        CORPORATE DEVELOPMENT
                                                       (405) 848-8000, EXT. 257


                         CHESAPEAKE ENERGY CORPORATION
                   ANNOUNCES CASH DIVIDEND FOR SHAREHOLDERS

OKLAHOMA CITY, OKLAHOMA, SEPTEMBER 19, 1997 -- Chesapeake Energy Corporation (NYSE:CHK) today announced the declaration of a quarterly cash dividend on the company's $.01 par value common stock. The dividend is payable on October 15, 1997, to shareholders of record on September 30, 1997, at the rate of $.02 per share.

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CHESAPEAKE ENERGY CORPORATION IS AN INDEPENDENT  OIL  AND  NATURAL GAS PRODUCER
HEADQUARTERED IN OKLAHOMA CITY WHICH SPECIALIZES IN UTILIZING ADVANCED SEISMIC, DRILLING AND COMPLETION TECHNOLOGIES TO DEVELOP NEW RESERVES OF OIL AND NATURAL
GAS.   THE  COMPANY'S  OPERATIONS ARE FOCUSED ON EXPLORATORY AND  DEVELOPMENTAL
DRILLING IN MAJOR ONSHORE PRODUCING AREAS OF THE UNITED STATES.